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                                                                 ARTHUR ANDERSEN



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated
February 15, 2001, on the December 31, 2000 financial statements of The Pillar Funds, and to all references to our firm included in or made part of this Pre-Effective Amendment No. 1 to the Registration Statement File No. - 334806.




Philadelphia, PA                                     /s/ ARTHUR ANDERSEN LLP
May 7, 2001